Exhibit 99.3

VOTING AGREEMENT

THIS VOTING AGREEMENT  (this "Agreement") is made as of November__ , 2010 by and between National Investment Managers Inc., a Florida corporation (the "Company"), and each of  the holders of  Common Stock of the Company (the "Consenting Holders") that has signed a counterpart of this Agreement on a signature page hereto.

RECITALS

WHEREAS, except where the context otherwise indicates, the capitalized terms used in this Agreement shall have the respective meanings set forth in Section 1 below;

WHEREAS, the Company is considering strategic alternatives for the recapitalization of the Company, including a sale (a "Sale") of the Company to a third party;

WHEREAS, a Sale by means of a merger of the Company or a sale of substantially all of its assets would require the approval of  the holders of each Series of Preferred Stock voting as separate classes, as well as the holders of the Preferred and Common Stock voting as a single class;

WHEREAS, the Company believes that, in order to pursue a Sale as a potential Strategic Alternative, it is important for the Company to obtain advance assurance that, if an agreement for a Sale can be reached, (a) shares of each series of Preferred Stock sufficient to approve such Sale will be voted in its favor and (b) sufficient Available Sale Proceeds will be allocated to the holders of the Common Stock to induce them to vote in favor of such Sale;

WHEREAS, the Company is requesting holders of each series of Preferred Stock to agree in advance to vote their shares in favor of an Approved Sale in which they will receive a specified portion of the Available Proceeds that is expected to be less than the Liquidation Preference per share of such series; and

WHEREAS, the Company is hereby requesting holders of Common Stock to agree in advance to vote their shares in favor of an Approved Sale that allocates a specified portion of the Available Sale Proceeds to them.

NOW, THEREFORE, in consideration of the agreements of the parties herein, and other good and valuable consideration, the parties hereto agree as follows:

Section 1.  Definitions

As used herein, the following terms have the following meanings.

Exhibit 99.3

1.1  "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, is a director or officer of such Person, or, with respect to an individual, is a spouse, lineal ancestor or descendant of such Person.  For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock, by contract or otherwise.

1.2.  "Approved Sale" means a purchase by a third-party of all or substantially all of the Company's business and assets for cash consideration, by means of merger, sale of stock or assets, or a combination thereof, pursuant to an agreement or agreements that provide for Available Sale Proceeds of not less than $8 million that will be distributed as follows:

(a)  First, the holders of the Series A Preferred will receive its Stated Value of $.50 per share (the "Series A Consideration"); and

(b)  Second, the holders of the Common Stock will receive 12% of the Available Sale Proceeds remaining after payment of the Series A Consideration; and the holders of the Junior Preferred Stock will receive the 88% balance of such remaining Available Sale Proceeds.

An illustration of the allocation of Available Sale Proceeds under various scenarios is attached hereto as Exhibit 1.

1.3.  "Available Sale Proceeds" means the aggregate net proceeds from an Approved Sale available for distribution or payment to the Company's shareholders after payment of outstanding debt and other liabilities that are not assumed by the Buyer in the case of a sale of assets or that are required to be paid out of the merger consideration in the case of a merger.

1.4  "Certificate of Designation" means, with respect to any Series of Preferred Stock, the Certificate of Designation of Preferences, Rights and Limitations, or, in the case of the Series A, the Articles of Amendment to the Articles of Incorporation, that set(s) forth the rights and preferences of such Series of Preferred Stock.

1.5  "Common Stock" means the common stock, $.001 per share, of the Company, of which 41,476,929 shares were outstanding on September 20, 2010.

1.6  "Junior Preferred Stock" means the Series B, C, D and E Preferred.

1.7  "Liquidation Preference" means, with respect to any Series of Preferred Stock, the amount per share that the Certificate of Designation for such Series provides the holders of such Series will be entitled to receive upon any liquidation, dissolution or winding-up of the Company before any payment shall be made to the holders of any Common Stock or other securities stated to be junior to such Series.

1.8  "Person" means an individual, partnership, corporation, limited liability company, limited partnership, joint stock company, trust, unincorporated association, joint venture, or any other entity.

Exhibit 99.3

1.9  "Preferred Stock" means, collectively, the following Series of Preferred Stock of the Company:

(a)  the Series A 12% Cumulative Convertible Preferred Stock (the "Series A Preferred"), of which 2,420,000 shares are outstanding at the date hereof, having (i) a Stated Value of $.50 per share and (ii) a Liquidation Preference equal to two times the Stated Value Per Share plus declared and unpaid dividends;

(b)  the Series B Cumulative Convertible Preferred Stock of the Company (the "Series B Preferred"), of which 3,615,000 shares are outstanding at the date hereof, having  (i) a Stated Value of  $1.00 per share and (ii) a Liquidation Preference equal to two times the original purchase price per share plus any accrued and unpaid dividends thereon;

(c)  the Series C Cumulative Convertible Preferred Stock (the "Series C Preferred"), of which 633,334 shares are outstanding at the date hereof, having (i) a Stated Value of $6.00 per share and (ii) a Liquidation Preference equal to two times the original purchase price per share plus any accrued and unpaid dividends thereon;

(d)  the Series D Cumulative Convertible Preferred Stock (the "Series D Preferred"), of which 400,987 shares are outstanding at the date hereof, having  (i) a Stated Value of  $10.00 per share and (ii) a Liquidation Preference equal to two times the original purchase price per share plus any accrued and unpaid dividends thereon; and

(e)  29,350 shares of Series E 12% Cumulative Convertible Preferred Stock (the "Series E Preferred"), of which 29,350 shares are outstanding at the date hereof, having (i) a Stated Value of  $100.00 per share and (ii) a Liquidation Preference equal to two times the original purchase price per share plus any accrued and unpaid dividends thereon.

1.10  "Stated Value" means, with respect to any Series of Preferred Stock, the amount set forth in the Certificate of Designation for such Series as the Stated Value of a share.

SECTION 2.  Voting Agreement

2.1.  Each Consenting Holder agrees (a) to vote the Common Stock owned by it in favor of an Approved Sale at any meeting of shareholders of the Company called for the purpose of voting on such Approved Sale, (b) if so requested by the Company, (i) to execute and deliver to the Person(s) designated by the Company a proxy, in a form provided by the Company, to vote such shares in favor of such Approved Sale and related matters at such meeting and/or (ii) to execute and deliver to the Company a written consent, in a form provided by the Company, to the adoption of a resolution or resolutions of, or other action by, shareholders of the Company approving such Approved Sale and related matters and (c) not to revoke or modify any such proxy or written consent except as requested by the Company.  Such agreement to vote, or execute and deliver a proxy or consent, as the case may be, shall apply to any action to be taken by shareholders of the Company with respect to such Approved Sale, including, but not limited to, (i) any vote of the Preferred and Common Stock as a single class and (ii) any vote on a proposed dissolution of the Company following an Approved Sale that takes the form of a sale of assets.  Notwithstanding the foregoing, the agreements in this Section 2.1 shall only apply to an Approved Sale approved by the Board of Directors of the Company , and each Consenting Holder agrees to vote its shares of Common Stock against, not give a proxy or consent in favor of, or tender such shares in connection with, any Sale not recommended to shareholders of the Company by the Board of Directors of the Company.

Exhibit 99.3

2.2.  Each Consenting Holder represents and warrants that it has full legal power and authority to vote the shares of Common Stock listed as being owned by it on the signature pages of this Agreement and does not, and none of its/his Affiliates nor any funds managed by it or any such Affiliate does, own or have the power to vote any shares of Preferred Stock or other shares of Common Stock of the Company.  Each Consenting Holder agrees that its obligations under this Section 2, including the voting obligations, shall apply to any shares of Preferred Stock and any additional shares of Common Stock that it or any such fund or Affiliate acquires or become entitles to vote after the date hereof.

2.3  Each Consenting Holder agrees not to sell or otherwise transfer any of its shares of Common Stock unless the buyer or other transferee contemporaneously executes and delivers to the Company an instrument satisfactory to the Company by which such buyer or other transferee agrees to be bound by, observe and perform all of the provisions and obligations of a Consenting Holder contained in this Agreement.

2.5.  The obligations of the Consenting Holders under this Section 2 shall expire on March 31, 2011.

SECTION 3.  General

3.1.  This Agreement reflects the entire agreement of the parties on the matters set forth herein and supersedes all prior negotiations, understandings, and agreements between or among the parties.  This agreement may only be modified or changed by a writing duly executed by the parties and may not be orally modified, changed or altered in any way.

3.2.  This Agreement shall in all respects be interpreted, enforced and governed under the laws of the State of Ohio.

3.3.  All notices and other communications required or permitted by this Agreement shall be in writing and will be effective, and any applicable time period shall commence, when (a) delivered to the following address by hand or by a nationally recognized overnight courier service (costs prepaid) addressed to the following address or (b) transmitted electronically to the following facsimile numbers or e-mail addresses, in each case marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address, or Person as a party may designate by notice to the other parties):

The Company:	National Investment Managers, Inc.
485 Metro Place South, Suite 275
Dublin, OH 43017
Attention: Steven Ross, Chief Executive Officer
E-mail address: sross@nivm.com

Exhibit 99.3

with a copy to:	Dinsmore & Shohl LLP
255 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202
Attention: Kim Martin Lewis, Esq.
Fax no. (513) 977-8141
Email address: kim.lewis@dinslaw.com

Consenting Holders:	The respective names and addresses set forth in the stockholder lists maintained by the Company.

3.4.  This Agreement may be executed in counterparts with the same force and effect as if a single original had been executed by all of the parties hereto.  This Agreement constitutes a separate agreement between the Company and each Consenting Holder who has executed this Agreement and is enforceable against each such Consenting Holder irrespective of whether any other holder of Common Stock has executed this Agreement.

[Signature Pages to Follow]

Exhibit 99.3

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date set forth above.

NATIONAL INVESTMENT MANAGERS INC.

By:		Dated: _________, 2010
Name: Steven J. Ross
Title: Chief Executive Officer

Signature Page to Voting Agreement

Exhibit 99.3

Consenting Holder:	Common Shares Owned:

Shares
[Name]

Signature Page to Voting Agreement

Exhibit 99.3

EXHIBIT 1

FOR ILLUSTRATIVE PURPOSES ONLY.  NOT INDICATIVE OF ANY OFFERS OR RANGE OF OFFERS.

Available Sale Proceeds	$10,000,000	$12,000,000	$14,000,000	$16,000,000

Preferred Series A Stated Value	$1,210,000	$1,210,000	$1,210,000	$1,210,000

Net Available for Distribution	$8,790,000	$10,790,000	$12,790,000	$14,790,000

Common Allocation (12%)	$1,054,800	$1,294,800	$1,534,800	$1,774,800
Per Common Share[1]	$0.025	$0.031	$0.037	$0.043

1 = There were 41,476,929 Common shares outstanding at 9/30/10